Exhibit 99.1

Investor Relations Contact
Kim Watkins, CFA
Ruckus Wireless
kim.watkins@ruckuswireless.com
408-469-4659

Media & Analyst Relations Contact
Laurie Falconer
Ruckus Wireless
laurie.falconer@ruckuswireless.com
408-636-1223

Ruckus Wireless Reports First Quarter 2016 Revenue of $100.6 million, up 22.5% year-over-year

•	First quarter non-GAAP operating margin of 12.3%, up 400 basis points year-over-year.

•	First quarter non-GAAP operating income of $12.4 million, up 82.3% year-over-year.
SUNNYVALE, CA - May 2, 2016 - Ruckus Wireless, Inc. (NYSE: RKUS) today announced financial results for its first quarter of 2016 ended March 31, 2016.
Financial Summary
Revenue for the first quarter of 2016 was $100.6 million, an increase of 22.5% from the first quarter of 2015.
Non-GAAP net income was $12.2 million for the first quarter of 2016, compared with non-GAAP net income of $6.5 million for the first quarter of 2015. Non-GAAP operating income was $12.4 million for the first quarter of 2016, compared with non-GAAP operating income of $6.8 million for the first quarter of 2015.
GAAP net loss was $0.9 million for the first quarter of 2016, compared with GAAP net loss of $0.6 million for the first quarter of 2015. GAAP operating loss was $1.8 million for the first quarter of 2016, compared with GAAP operating loss of $1.5 million for the first quarter of 2015.
GAAP diluted net loss per share was $0.01 for the first quarter of 2016, compared with $0.01 for the first quarter of 2015. Non-GAAP diluted net income per share was $0.12 for the first quarter of 2016, compared with $0.07 for the first quarter of 2015.
"Our first quarter results were strong, with revenue at the high end of our updated guidance. Combining the revenue strength with a continual focus on operational execution, non-GAAP operating margin and non-GAAP earnings exceeded our previously updated guidance,” said Selina Lo, president and chief executive officer, Ruckus Wireless. “I remain excited about our pending acquisition by Brocade, which will enable us to jointly deliver innovative, value-added solutions to our enterprise and service provider customers.”

Business Highlights

•
Announced that Brocade entered into a definitive agreement to acquire Ruckus Wireless, Inc. to create a company that addresses critical networking requirements from the data center to the wireless network edge.

•
Announced OpenG™ technology to address the challenge of in-building cellular coverage and capacity. OpenG technology combines coordinated shared spectrum, such as 3.5 GHz in the U.S., with neutral host-capable small cells to enable cost-effective, ubiquitous in-building LTE coverage.

•
Selected by the City of Gandhinagar in Western India for India’s first smart city deployment to provide high-speed Wi-Fi network across 30 sectors of the city to support mobile applications services, closed-circuit TV surveillance systems, smart street lighting, IP-based public address systems, and digital signage with environmental sensors throughout the city.

•
Installed 802.11ac access points and virtual Smart Zone at Wifirst, an Internet Service Provider who is the leader in offering Wi-Fi services in student housing in France, and has now expanded to address enterprise, data center, and retail customers. Ruckus competed against our largest stand-alone competitor to win this business, and was selected due to performance, scalability and complete range of solution and high density Wi-Fi products.

•	11ac access points in aggregate accounted for 78% of access point product sales in the first quarter of 2016. Wave 2 comprised 11% of access point product sales in the first quarter.

•
The company reported 22.5% year-over-year revenue growth for the quarter; Americas revenue grew 27.5%, EMEA revenue grew 33.6% and APAC revenue decreased by 0.5% as compared to the first quarter of 2015.

Conference Call Information
In light of the pending acquisition by Brocade Communications Systems, Inc., Ruckus Wireless will not hold a conference call to discuss its financial results.

Guidance
Due to the pending acquisition by Brocade Communications Systems, Inc., Ruckus Wireless will not be providing earnings guidance for Q2’16.

Additional Information and Where to Find It
The exchange offer referenced in this communication has commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for any offer materials that Brocade Communications Systems, Inc. (“Brocade”) and its acquisition subsidiary filed with the U.S. Securities and Exchange Commission (“SEC”). Brocade and its acquisition subsidiary have filed a tender offer statement on Schedule TO and may later file amendments thereto, Brocade has filed a registration statement on Form S-4 and may later file amendments thereto, and Ruckus Wireless, Inc. (“Ruckus”) has filed a Solicitation/Recommendation Statement on Schedule 14D-9 and may later file amendments thereto, in each case, with the SEC with respect to the exchange offer. Brocade and Ruckus may also file other documents with the SEC regarding the transaction. THE EXCHANGE OFFER MATERIALS (INCLUDING AN OFFER TO EXCHANGE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER EXCHANGE OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION. RUCKUS STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF RUCKUS SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING EXCHANGING THEIR SECURITIES. The Offer to Exchange, the related Letter of Transmittal and certain other exchange offer documents, as well as the Solicitation/Recommendation Statement, are available to all holders of Ruckus stock at no expense to them. The exchange offer materials and the Solicitation/Recommendation Statement are available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting Brocade’s Investor Relations department at (408) 333-0233 or at IR@Brocade.com. Additional copies of the Solicitation/Recommendation Statement may be obtained for free by contacting Ruckus’ Investor Relations department at 408-469-4659 or at ir@ruckuswireless.com.
In addition to the Offer to Exchange, the related Letter of Transmittal and certain other exchange offer documents, as well as the Solicitation/Recommendation Statement, Brocade and Ruckus file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Brocade and Ruckus at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Brocade’s and Ruckus’ filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Non-GAAP Financial Measures
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin, non-GAAP net income, non-GAAP dilutive net income per share and non-GAAP weighted-average diluted shares. We believe these non-GAAP financial measures are helpful in understanding our past financial performance and future results. Our non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.
Our non-GAAP financial measures include adjustments based on the following items:
Stock-based compensation expense: We have excluded the effect of stock-based compensation expense. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expense. Stock-based compensation will recur in future periods.
Employer payroll tax expense associated with stock-based compensation: We have excluded the employer payroll tax expense associated with stock option exercises and restricted stock releases, in order to provide a complete picture of the Company’s recurring core business operating results. Stock-based compensation will continue to be used as a method to compensate certain employees for the foreseeable future.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets. Amortization of intangible assets is a non-cash expense and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenue earned during the periods presented and will contribute to future period revenue as well.
Workforce reorganization expense: We have excluded costs related to a workforce reorganization plan, including costs related to involuntary employee termination and contract termination.
Post-acquisition expenses: We have excluded costs in connection with our recent acquisition of Cloudpath Networks, Inc. ("Cloudpath"), which we would not have otherwise incurred as part of our continuing operations. Post-acquisition expenses consist primarily of incentives provided to retain former Cloudpath employees who became employees of Ruckus.
Pre-merger legal and accounting expenses: We have excluded costs incurred in connection with the planned merger with Brocade Communications System, Inc. ("Brocade"), which we would not have otherwise incurred as part of our continuing operations.
Non-cash income tax benefit: We have excluded non-cash income taxes, as the Company does not expect to pay any material federal or state income taxes in 2016.
Our non-GAAP financial measures are described as follows:
Non-GAAP gross profit and gross margin. Non-GAAP gross profit is gross profit as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets and post-acquisition expenses. Non-GAAP gross margin is non-GAAP gross profit divided by revenue.
Non-GAAP operating income and operating margin. Non-GAAP operating income is loss from operations as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets, workforce reorganization expense, post-acquisition expenses and pre-merger legal and accounting expenses. Non-GAAP operating margin is non-GAAP operating income divided by revenue.
Non-GAAP net income and diluted net income per share. Non-GAAP net income is net loss as reported on our condensed consolidated statements of operations, excluding the impact of stock-based compensation expense, employer payroll tax expense associated with stock-based compensation, amortization of intangible assets, workforce reorganization expense, post-acquisition expenses, pre-merger legal and accounting expenses and non-cash income tax benefit. Non-GAAP diluted net income per share is non-GAAP net income divided by non-GAAP weighted-average diluted shares.
For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures.”

ABOUT RUCKUS WIRELESS
Headquartered in Sunnyvale, CA, Ruckus Wireless, Inc. (NYSE: RKUS) is a global supplier of advanced wireless systems for the rapidly expanding mobile Internet infrastructure market. The company offers a wide range of indoor and outdoor “Smart Wi-Fi” products to mobile carriers, broadband service providers, and corporate enterprises, and has approximately 70,000 end-customers worldwide. Ruckus technology addresses Wi-Fi capacity and coverage challenges caused by the ever-increasing amount of traffic on wireless networks due to accelerated adoption of mobile devices such as smartphones and tablets. Ruckus invented and has patented state-of-the-art wireless voice, video, and data technology innovations, such as adaptive antenna arrays that extend signal range, increase client data rates, and avoid interference, providing consistent and reliable distribution of delay-sensitive multimedia content and services over standard 802.11 Wi-Fi.
For more information, visit http://www.ruckuswireless.com. Ruckus, Ruckus Wireless and SmartCell are trademarks of Ruckus Wireless, Inc. in the United States and other countries.

RUCKUS WIRELESS, INC.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenue:
Product	$91,285	$75,297
Service	9,288	6,781
Total revenue	100,573	82,078
Cost of revenue:
Product	28,188	23,231
Service	3,973	3,542
Total cost of revenue	32,161	26,773
Gross profit	68,412	55,305
Operating expenses:
Research and development	26,235	21,296
Sales and marketing	30,140	26,078
General and administrative	13,807	9,434
Total operating expenses	70,182	56,808
Operating loss	(1,770)	(1,503)
Interest income	312	141
Other expense, net	—	(78)
Loss before income taxes	(1,458)	(1,440)
Income tax benefit	(533)	(867)
Net loss	$(925)	$(573)

Net loss per share, basic and diluted:	$(0.01)	$(0.01)

Weighted average shares used in computing net loss per share, basic and diluted:	89,741	85,637

RUCKUS WIRELESS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except percentages and per share amounts)

	Three Months Ended March 31,
	2016	2015
Gross Profit Reconciliation:
GAAP gross profit:	$68,412	$55,305
Stock-based compensation	325	316
Employer payroll tax associated with stock-based compensation	3	11
Amortization of intangible assets	820	705
Post-acquisition expenses	16	—
Non-GAAP gross profit:	$69,576	$56,337
Gross Margin Reconciliation:
GAAP gross margin:	68.0%	67.4%
Stock-based compensation	0.4%	0.4%
Employer payroll tax associated with stock-based compensation	—%	—%
Amortization of intangible assets	0.8%	0.8%
Post-acquisition expenses	—%	—%
Non-GAAP gross margin:	69.2%	68.6%
Operating Income Reconciliation:
GAAP operating loss:	$(1,770)	$(1,503)
Stock-based compensation	8,085	7,322
Employer payroll tax associated with stock-based compensation	126	267
Amortization of intangible assets	918	705
Workforce reorganization expense	21	—
Post-acquisition expenses	1,366	—
Pre-merger legal and accounting expenses	3,635	—
Non-GAAP operating income:	$12,381	$6,791
Operating Margin Reconciliation:
GAAP operating margin:	(1.8)%	(1.8)%
Stock-based compensation	8.0%	8.9%
Employer payroll tax associated with stock-based compensation	0.1%	0.3%
Amortization of intangible assets	1.0%	0.9%
Workforce reorganization expense	—%	—%
Post-acquisition expenses	1.4%	—%
Pre-merger legal and accounting expenses	3.6%	—%
Non-GAAP operating margin:	12.3%	8.3%
Net Income Reconciliation:
GAAP net loss:	$(925)	$(573)
Stock-based compensation	8,085	7,322
Employer payroll tax associated with stock-based compensation	126	267
Amortization of intangible assets	918	705
Workforce reorganization expense	21	—
Post-acquisition expense	1,366	—
Pre-merger legal and accounting expenses	3,635	—
Non-cash income tax benefit	(1,043)	(1,213)
Non-GAAP net income:	$12,183	$6,508
Non-GAAP diluted net income per share:	$0.12	$0.07
Shares used in computing non-GAAP diluted Net Income per share Reconciliation:
Weighted-average shares outstanding used in calculating GAAP diluted net loss per share	89,741	85,637
Additional dilutive securities for non-GAAP income	10,678	12,121
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	100,419	97,758

RUCKUS WIRELESS, INC.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except par value)

	March 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$59,714	$69,687
Short-term investments	166,934	160,791
Accounts receivable, net of allowance for doubtful accounts of $800 as of March 31, 2016 and December 31, 2015	80,256	70,649
Inventories	25,711	26,591
Deferred costs	1,951	3,669
Restricted cash	5,000	5,000
Prepaid expenses and other current assets	7,234	6,168
Total current assets	346,800	342,555
Property and equipment, net	18,666	19,411
Goodwill	16,390	16,390
Intangible assets, net	7,707	8,625
Non-current deferred tax asset	31,883	30,217
Other assets	1,767	1,623
Total assets	$423,213	$418,821
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,074	$30,360
Accrued liabilities	11,209	7,748
Accrued compensation	17,100	14,902
Deferred revenue	32,086	36,602
Total current liabilities	83,469	89,612
Non-current deferred revenue	14,957	14,524
Other non-current liabilities	3,274	3,152
Total liabilities	101,700	107,288
Stockholders’ equity:
Common stock, $0.001 par value; 250,000 shares authorized as of March 31, 2016 and December 31, 2015; 90,063 and 89,345 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	90	89
Additional paid–in capital	331,145	320,561
Accumulated other comprehensive income (loss)	128	(192)
Accumulated deficit	(9,850)	(8,925)
Total stockholders’ equity	321,513	311,533
Total liabilities and stockholders’ equity	$423,213	$418,821

RUCKUS WIRELESS, INC.
Summary of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2016	2015
Net cash used in operating activities	$(2,899)	$(5,312)
Net cash used in investing activities	(9,574)	(8,531)
Net cash provided by financing activities	2,500	4,027
Net decrease in cash and cash equivalents	$(9,973)	$(9,816)